Exhibit 99.1

Horsehead Completes Hedging Transactions

PITTSBURGH--(BUSINESS WIRE)--September 4, 2013--Horsehead Holding Corp. (Nasdaq: ZINC), a leading U.S. producer of specialty zinc and zinc-based products, has completed hedging transactions designed to reduce the effect of changes in the zinc price on cash flow during the period of its planned transition of operations to a new zinc plant.

When the LME price of zinc rose recently, the Company converted 4,950 tons per month of its Q42013 and Q12014 put options with an 85 cent per pound strike price to fixed price swap contracts for the same period at an average price of approximately 90.3 cents per pound. Sale of the put options resulted in a $1.3 million cash benefit to the Company. The swaps were transacted without any payment by the Company. The Company continues to have in place approximately 3,850 tons per month of zinc put options having a strike price of 85 cents per pound for the same period.

“This move significantly reduces the effect of commodity price fluctuations on cash flow during the period while we complete construction and start-up of the new zinc plant in Mooresboro, North Carolina. We see this as a unique opportunity related to this project rather than a change in our hedging philosophy. We will look for an opportunity to convert the remaining put option positions should zinc prices rally,” said Jim Hensler, President and Chief Executive Officer.

About Horsehead

Horsehead Holding Corp. (“Horsehead”) (Nasdaq: ZINC) is the parent company of Horsehead Corporation, a leading U.S. producer of specialty zinc and zinc-based products and a leading recycler of electric arc furnace dust; The International Metals Reclamation Company (“INMETCO”), a leading recycler of metals-bearing wastes and a leading processor of nickel-cadmium (NiCd) batteries in North America; and Zochem Inc., a zinc oxide producer located in Brampton, Ontario. Horsehead, headquartered in Pittsburgh, Pa., employs approximately 1,100 people and has eight facilities throughout the U.S. and Canada. Visit www.horsehead.net for more information.

Cautionary Statement about Forward-Looking Statements

This press release contains forward-looking statements, including statements about business outlook, future operating levels and liquidity, proposed initiatives and strategy, financial and performance targets and statements about historical results that may suggest trends for our business. These statements are based on assumptions, estimates and information available to us at the time of this press release and are not guarantees of future performance. There may be several factors that may cause our actual results to differ materially from the forward-looking statements, including, among others, the impact of future market conditions or unexpected production disruptions, including labor disruptions associated with the wind down of our Monaca facility, on our results of operations, our future operating costs and production levels and our expansion plans and initiatives, our ability to successfully implement and maintain past and future price increases, our ability to achieve the benefits we expect to achieve from the new zinc plant once fully operational, the ultimate cost to construct and start up the new plant and our ability to pay these costs and maintain adequate liquidity, our ability to obtain environmental and regulatory permits and approvals, and the success and timing of our expansion plans and initiatives and their impact on our future capabilities, capacity and production costs and our financial results. Our actual results, performance or achievements could differ materially from those expressed in, or implied by, the forward-looking statements. We can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them does, what impact they will have on our results of operations and financial condition. You should carefully read the factors described in the “Risk Factors” section of our filings with the Securities and Exchange Commission for a description of certain risks that could, among other things, cause our actual results to differ from these forward-looking statements. All forward-looking statements are qualified in their entirety by this cautionary statement, and we undertake no obligation to revise or update this earnings release to reflect events or circumstances after the date hereof.

CONTACT:
Horsehead Holding Corp.
Robert D. Scherich, 724-773-9000
Vice President & CFO